29-JAN-2014 ADDENDUM TO COLLABORATIVE EFFORT AGREEMENT

THIS JANUARY 29, 2014 ADDENDUM IS TO THE COLLABORATIVE EFFORT AGREEMENT that was entered into the 24th day of January, 2014, by and between Shredderhotline.com Company, a Illinois corporation (hereafter referred to as “SHLDC”), with its principal office at 1215 North Bloomington Street, Streator Illinois 61364 and Garb Corporation, a Utah corporation (hereafter referred to as “GARB”), with its principal office at 12350 South Belcher Road Bldg 14B, Largo, FL 33773, collectively hereafter referred to as the “Parties” and individually as a “Party”.

29-JAN-2014 ADDENDUM:

Article 4 - Term of the January 24, 2014 Collaborative Effort Agreement is amended to add the following at the end of the original article:

“As an additional condition for the continuance of the CE, Tammy Taylor is to remain the primary GARB contact to SHLDC.”

IN WITNESS WHEREOF, the Parties have executed this Addendum as of the dates appearing below.

“SHLDC”

ShredderhotIine.com Company